Exhibit 10.32

September 11, 2013

STRICTLY CONFIDENTIAL

OncoSec Medical Incorporated

Summer Ridge Road

Suite 110

San Diego, CA  92121

Attn: Punit Dhillon

Dear Mr. Dhillon:

Reference is made to the engagement letter (the “Engagement Letter”), dated August 16, by and between OncoSec Medical Incorporated (the “Company”) and H.C. Wainwright & Co., LLC (“HC Wainwright”), pursuant to which HC Wainwright shall serve as the lead placement agent for the Company on a reasonable best efforts basis, in connection with the Placement during the Term.

The Company and HC Wainwright hereby agree to amend the Engagement Letter in order to modify Section 4 of the Engagement Letter to comply with FINRA Rule 5110(f)(2)(D).  As such, the following sentence is shall be added after the last sentence in the first paragraph of Section 4:

“Upon termination or expiration of this Agreement without the Placement being consummated, pursuant to FINRA Rule 5110(f)(2)(D), Wainwright shall not be entitled to receive any Wainwright Warrants.”

In addition, for the purposes of clarity regarding the definition of the “Placement” the following sentence shall be added immediately following the first sentence in the introductory paragraph to the Engagement Letter:

“For the purposes of clarity, the Placement refers solely to the placement of Securities pursuant to the Registration Statement by Wainwright or a syndicate led by Wainwright and does not refer to any other offering by the Company pursuant to the Registration Statement through any other FINRA member firm.”

In addition, the second paragraph of Section 4 of the Engagement Letter shall be amended and restated in its entirety to read as follows:

“Only if the Placement is consummated, Wainwright shall be entitled to Placement Agent Fee and Wainwright Warrants, calculated in the manner provided herein, with respect to any public or private offering of equity or equity-linked securities of the Company of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Wainwright had introduced to the Company and are set forth on a written list provided by Wainwright to the Company by the Closing Date or within five (5) days of the earlier termination of this agreement (the “Investors”), if such Tail Financing is consummated at any time during the Term or within 6 months following the expiration or termination of this Agreement (the “Tail Period”).”

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

Except as expressly set forth above, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Letter.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

		By	/s/ Mark Viklund
Name: Mark W. Viklund
Title: CEO

Accepted and Agreed:

ONCOSEC MEDICAL INCORPORATED

By	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer

[Signature Page to ONCS Engagement Letter Amendment]